AGREEMENT, made as of June 1, 2006, between CEDAR BROOK EAST CORPORATE CENTER, L.P., 1000 Eastpark Boulevard, Cranbury, New Jersey 08512, "Landlord"; and Cornerstone Pharmaceuticals, Inc., 570 7th Avenue, New York, NY 10018, "Tenant".

W I T N E S S E T H :

WHEREAS, Landlord desires to lease to Tenant and Tenant desires to hire from Landlord, a portion of 1 Duncan Drive, Cranbury, New Jersey 08512, (the "Building") constituting a portion of the office/industrial park known as Cedar Brook Corporate Center (the "Office Park"); and

WHEREAS, the parties hereto wish to mutually define their rights, duties and obligations in connection with the Lease;

NOW THEREFORE, in consideration of the promises set forth herein, Landlord leases unto Tenant and Tenant rents from Landlord the leased premises described in Paragraph 1, and Landlord and Tenant do hereby mutually covenant and agree as follows:

1. LEASED PREMISES

The leased premises, as more particularly delineated on Schedule A attached hereto and made a part hereof, shall consist of approximately 10,283 rentable square feet of space (the "Leased Premises"), as measured from the outside of exterior walls to the center line of common walls, together with all improvements to be constructed thereon by Landlord for the use of Tenant, and all easements, tenements, appurtenances, hereditaments, rights and privileges appurtenant thereto, and any and all fixtures and equipment which are to be installed in the Building by Landlord for the use of Tenant in its occupancy of the Leased Premises. Tenant shall also have the right to use all common areas of the Office Park in a similar manner as other Office Park tenants.

2. TERM OF LEASE

The term of the Lease shall be 10 years, to commence on the Commencement Date (as defined below) and to end on the day before the 10th anniversary of the Commencement

Date (the "Expiration Date"). The term "Commencement Date" shall mean the first day of the next succeeding month following the occurrence of all of the following conditions:

(a) Landlord shall have achieved Substantial Completion (as defined hereafter); and

(b) Water, sewer, gas, and electricity utility services necessary for Tenant's use and occupancy of the Leased Premises has been connected and are operating as per the plans for the Tenant Improvements (hereinafter defined)

The Commencement Date is projected to be June 1, 2006 and shall be confirmed in writing by Tenant and Landlord pursuant to Section 21 of this Lease.

3. CONSTRUCTION OF THE TENANT IMPROVEMENTS

3.1 Landlord shall provide all necessary labor and materials and perform all the work required for construction of Tenant's laboratory, Gmp manufacturing and office and sales facility including machinery, fixtures and equipment to be constructed or installed and other improvements to be installed by Landlord in the Leased Premises in order to ready the same for Tenant's initial use and occupancy (collectively, the "Tenant Improvements"), all as shown on the Plans (as defined hereafter). Tenant's designated representative for reviewing Landlord's performance of all work pertaining to the Tenant Improvements shall initially be Robert Rodriguez, and may be any other party which Tenant chooses in its sole discretion so long as Tenant notifies Landlord of such replacement ("Representative"). Landlord shall perform or cause to be performed the work on the Tenant Improvements using Landlord's best skill and attention, and Landlord shall be solely responsible for all construction means, methods, techniques, sequences and procedures and for coordinating all portions of the work on the Tenant Improvements. Landlord warrants to Tenant that all work on the Tenant Improvements will be of good quality, free from known faults and defects, and in substantial conformity with the Plans.

3.2 (a) Landlord shall complete the Tenant Improvements in a good and workmanlike manner and in substantial accordance with plans and specifications (the "Plans") to be prepared by the Landlord, with input and approval by Tenant. Landlord has prepared a construction budget (the "Construction Budget"), a copy of which is attached hereto and made a part hereof as Schedule B, for the construction of the Tenant Improvements in accordance with

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the Plans. Such Construction Budget includes the total cost for completing the Tenant Improvements pursuant to the Plans. The Construction Budget sets forth the lump sum amount payable by Tenant to Landlord for the construction of the Tenant Improvements, which amount includes Landlord's standard mark-up for general conditions, overhead and profit, which total 20% in the aggregate. The Landlord had presented a Construction Budget to the Tenant. Based on CUH2A's review of the Plans and negotiations between the Landlord and Tenant, the approved Construction Budget for the Tenant Improvements is $200 per rentable square foot of the Leased Premises [$200 X 10,283 = $2,056,600.00].

(b) Neither the Construction Budget nor the Plans shall be changed or altered in any way except by a change order initiated by Tenant and approved in writing by Landlord and Tenant ("Change Order(s)"). All Change Orders shall be valid and binding upon both Landlord and Tenant only if authorized by written Change Order signed by both Landlord and Tenant prior to commencement of the work on the Tenant Improvements reflected thereby. In the event a Change Order is submitted to Tenant and is not approved by Tenant within three (3) business days, work on the Tenant Improvements shall continue as if the Change Order had never been requested. The cost to Tenant due to any Change Order shall be determined per the terms of such Change Order. In the event the Change Order increases the cost set forth in the Construction Budget, then Landlord shall submit an invoice to Tenant and Tenant shall pay the invoice within 10 days of receipt. Landlord shall have the right to substitute for the materials and equipment required by the Plans, materials and equipment of equal quality and standard, provided said substitutions conform to applicable building codes and are the subject of a Change Order. Each and every Change Order shall state whether the change will entail a delay in the date of Substantial Completion. Any Change Order requested by Tenant which results in a delay to the date of Substantial Completion shall not delay the Commencement Date. Any Change Order requested by Landlord which results in a delay to the date of the Substantial Completion shall delay the Commencement Date.

3.3 (a) The Landlord may secure and advance payment for the construction permits and for all other permits and governmental fees, licenses and inspections necessary for the proper execution and completion of the Tenant Improvements, and for the COAH fee. The costs associated with these items will be included in the Construction Budget.

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Landlord shall not, however, be responsible for securing any environmental or operating permits or certifications which are required in order for Tenant to actually conduct its business.

(b) In the event Tenant requests any Change Orders during construction, Tenant shall be responsible for all costs related to the preparation and reproduction of Plans pertaining therefore and such amounts shall be included in the cost of the Change Order.

3.4 (a) Landlord's obligation with regard to the payment of the Construction Budget shall be for an amount up to the first $16.00 per rentable square foot of the Leased Premises [$16 X 10,283 = $164,528.00] toward the construction costs of Tenant Improvements ("Landlord's Allowance"). The balance of the construction costs approved by Tenant in the Construction Budget, over and above the Landlord's Allowance, is the responsibility of the Tenant and shall be payable by Tenant upon Landlord's demand.

(b) Apart from extensions of time for delays and extensions of the Commencement Date for the payment of rent, no payment or allowance of any kind shall be claimed by Tenant, or made to Landlord as compensation for damages on account of any delay from any cause in the Substantial Completion of the Tenant Improvements, whether such delay be avoidable or unavoidable, with the sole exception that if Landlord has not achieved Substantial Completion by August 31, 2006, the Tenant shall receive a free month's rent for each month, or part thereof, that Landlord fails to achieve Substantial Completion thereafter.

3.5 Tenant shall be responsible for the design and installation of its own phone, data and communication systems, which systems shall be installed in a manner not to interfere with Landlord's construction of the Tenant Improvements. During construction of Tenant Improvements, a representative of Tenant shall inspect the site no less frequently than once a week and verify and agree, if this being the case, that the work in progress has been completed in a manner acceptable to Tenant.

3.6 Substantial Completion of Tenant Improvements is anticipated to be achieved on or about June 1, 2006. As used herein the term "Substantial Completion" shall mean that the Leased Premises have been built and completed in substantial conformity with the Plans, as modified by any Change Order, if any, and a temporary or permanent certificate of occupancy or a temporary or permanent certificate of acceptance ("CO/CA") has been issued permitting

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Tenant to use and occupy the Leased Premises, even though minor details, adjustments or punch list items which shall not materially impair Tenant's use and enjoyment of the Leased Premises may not have been finally completed, but which work Landlord agrees shall be diligently pursued to final completion within one (1) month of the date of Substantial Completion. While performing any work required pursuant to a punch-list, Landlord shall use commercially reasonable efforts to avoid interfering with Tenant's performance of any work to prepare the Leased Premises for Tenant's use, or the conduct of business by Tenant in the Leased Premises. Tenant shall allow Landlord and its contractors to enter the Leased Premises during normal working hours after issuance of the CO/CA to complete remaining minor work or punch list items. It is agreed that for the purpose of this Lease, wherever and whenever the term Substantial Completion is used, it shall not include items of maintenance, service, punch list, or guarantee. If the date of Substantial Completion occurs on a day other than the first day of the month, rent from such day until the first day of the following month shall be prorated (at a rate of 1/30th of the monthly rent per day). During such period of partial monthly occupancy, all other terms and conditions of this Lease shall apply.

4. RENT

4.1 Tenant shall pay, as rent for the Leased Premises, the following:

(a) During the first five (5) years of the term, an annual base rent of $16.00 per rentable square foot for an aggregate annual base rent of $164,528, payable monthly in the sum of $13,710.67. Such rent shall be referred to as Base Rent. The amount of the Base Rent during the first five (5) years of the term shall be confirmed in writing by Tenant and Landlord prior to the Commencement Date.

(b) Commencing on the fifth (5th) anniversary of the Commencement Date and for the period ending on the Expiration Date, the Base Rent shall be increased by (15) 15%.

(c) The annual Base Rent shall be payable in advance in equal monthly installments on the first day of each calendar month.

4.2 Tenant shall pay the following which shall be referred to herein as "Additional Rent":

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(a) A fixed fee per rentable square foot for the Common Area Expenses (as hereafter defined) set forth in Section 8 of this Lease.

(b) Its proportionate share of the real estate taxes ("Proportionate Share"), which shall be adjusted as of each January 1st during the term, based on the relationship between the rentable square footage leased to Tenant and the rentable square footage of building construction completed and currently or previously occupied in the Office Park .

(c) Any other charges expressly required of Tenant under this Lease.

The Base Rent and Additional Rent shall be referred to hereafter as "Rent".

4.3 Tenant covenants to pay the Rent in lawful money of the United States which shall be legal tender for the payment of all debts, public and private, at the time of payment. Such Rent shall be paid to Landlord at its office address hereinabove set forth, or at such other place as Landlord may, from time to time, designate by notice to Tenant.

4.4 Except as provided otherwise in this Lease, the Rent shall be payable by Tenant without any set-off or deduction of any kind or nature whatsoever and without notice or demand. The sum of all increases required to be paid as Rent in accordance with this Lease, shall be paid to Landlord within 10 days following the giving of written notice thereof by Landlord.

5. PARKING AND USE OF EXTERIOR AREA

Tenant shall have the right to use the parking area on a non-exclusive basis in common with other tenants of the Building, as shown on the Site Plan attached hereto and made a part hereof as Schedule "C". Landlord reserves the right to allocate specific parking spaces to Tenant if it chooses. The Landlord and Tenant mutually agree that they will not block, hinder or otherwise obstruct the access driveways and parking areas so as to impede the free flow of vehicular traffic on the property. In connection with the use of the loading platforms, if any, Tenant agrees that it will not use the same so as to unreasonably interfere with the use of the access driveways and parking areas. Tenant shall not store trailers or other vehicles on any portion of the access driveways or parking areas, and may not utilize any portion of the land or Building outside of the Leased Premises for any purpose unless consented to in advance by Landlord.

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6. USE

Tenant covenants and agrees to use and occupy the Leased Premises only for laboratories, Gmp manufacturing, shipping, sales and office use, which use is expressly subject to all applicable zoning ordinances, rules and regulations of any governmental instrumentalities, boards or bureaus having jurisdiction thereof.

7. REPAIRS AND MAINTENANCE

7.1 Tenant shall generally maintain and repair the Leased Premises, in a good and workmanlike manner, and shall, at the expiration of the term, deliver the Leased Premises in good order and condition, damages by fire or casualty, the elements and ordinary wear and tear excepted. Tenant covenants and agrees that it shall not cause or permit any waste, damage or disfigurement to the Leased Premises, or any overloading of the floors. Tenant shall maintain and make all repairs to the floor surface, plumbing and electrical systems including all ballasts and fluorescent fixtures located within the Leased Premises, and the entire HVAC system (subject to warranties delivered by Landlord to Tenant upon Substantial Completion of the Tenant Improvements). Landlord shall be responsible for repairs necessary to the roof, foundation, exterior load-bearing walls, structural elements of the Leased Premises, electric and plumbing systems to the point where they enter the Leased Premises, unless repair is necessitated by any act of Tenant, or its agents, employees or contractors. Landlord shall also be responsible for the Common Areas (including but not limited to providing such services, repairs and maintenance as covered by the Operating Costs set forth in Section 8.1(a)(1) through (14)).

7.2 Tenant shall, at its own cost and expense, pay all utility meter and service charges, including telephone, cable service, gas and electric servicing the Leased Premises. Landlord shall have the option to install, at its own cost, a separate water meter and invoice Tenant directly for its water/sewer usage. Tenant agrees to maintain the Leased Premises at a minimum temperature of 45 degrees to prevent the freezing of domestic water and sprinkler pipes and no higher than 78 degrees to prevent humidity and mildew. Tenant shall not store any items outside the Leased Premises unless permitted by Landlord, and shall deliver its garbage and recyclables to the central receiving area on the lot, as designated by Landlord. Tenant shall dispose of all hazardous/medical waste with an approved hauler at its own cost.

7.3 Landlord does not warrant that any services Landlord or any public utilities supply will not be interrupted. Services may be interrupted because of accidents, repairs, alterations, improvements or any other reason beyond the reasonable control of Landlord. In the event the HVAC system, electricity, or other essential utility or other services required to be provided to the Leased Premises under this Lease shall cease or be interrupted and such interruption thereby prevents Tenant from (and Tenant, in fact ceases) conducting all or a material portion of its business operations therein, and such cessation or interruption has not resulted from a failure by Tenant to perform any of its obligations hereunder or a casualty, then if such cessation or interruption and the resulting untenantability continues for a period of 10 consecutive days after Tenant gives Landlord written notice of said interruption or cessation, then Tenant shall be entitled to an appropriate abatement of Base Rent and Additional Rent from the 11th day until the service is restored and the Leased Premises rendered tenantable.

8. <u>COMMON AREA EXPENSES, TAXES AND INSURANCE</u>

8.1 Tenant shall pay to the Landlord, monthly, as Additional Rent, the cost of the following items all of which shall be known as Common Area Expenses:

(a) The costs incurred by Landlord for the operation, maintenance, repair or replacement of the following items in the Office Park, which costs shall be fixed at $2.03/square foot for the year 2006 and shall increase by 3% each January 1st commencing on January 1, 2007 ("Operating Costs"):

(1) lawns and landscaping for the Office Park;

(2) standard water usage and standby sprinkler charges;

(3) exterior and interior common area Building lighting;

(4) exterior sewer lines;

(5) exterior utility lines;

(6) repair and maintenance of any signs serving the Office Park, and not for any particular tenant;

(7) snow and ice removal from walkways, driveways, and parking areas located in the Office Park;

(8) standard garbage disposal and recycling;

(9) general ground maintenance for the Office Park;

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(10) parking lots, driveways and walkways of the Office Park;

(11) the roof of the Building, including maintenance contracts for the roof;

(12) pest control for the Building;

(13) central station monitoring for fire sprinkler system; and

(14) other ordinary maintenance expenses normally incurred by Landlord relating to the Building and common areas of the Office Park.

The $2.03 per rentable square foot of the Leased Premises, as increased annually, shall include the cost of the annual insurance premiums charged to Landlord for insurance coverage which insure the buildings in the Office Park. The insurance shall be for the full replacement value of all insurable improvements with any customary extensions of coverage including, but not limited to, vandalism, malicious mischief, sprinkler damage and comprehensive liability, and insurance for one year's rent. Landlord shall maintain said insurance in effect at all times hereunder. Any increase in the insurance premiums due to a change in rating of the Building which is solely attributable to Tenant's use and occupancy, or due to special Tenant equipment, shall be paid entirely by the Tenant. Tenant expressly acknowledges that Landlord shall not maintain insurance on Tenant's furniture, fixtures, machinery, inventory, equipment or other personal property.

(b) Tenant's Proportionate Share of the real estate and personal property taxes assessed against the Office Park for land, building and improvements, along with any levy for the installation of local improvements affecting the Office Park assessed by any governmental body having jurisdiction thereof, which taxes and levies are estimated to be $1.50 per rentable square foot of the Leased Premises for the first year, provided, however, that Tenant shall be entitled to Tenant's Proportionate Share of any refund obtained by Landlord with respect to any taxes. The real estate tax obligation of Tenant shall include any tax or imposition for parking lot usage which may be levied by any governmental body having jurisdiction thereof. In addition to its Proportionate Share of the above items, Tenant shall pay directly all real estate taxes assessed by the municipality on Tenant Improvements. Anything in this Section 8.1(b) or elsewhere in this Lease to the contrary notwithstanding, Tenant shall not be obligated to pay any part of (1) any taxes on the income of Landlord or the holder of an underlying mortgage and any

taxes on the income of the lessor under any underlying lease, (2) any corporation, unincorporated business or franchise taxes, (3) any estate gift, succession or inheritance taxes, (4) any capital gains, mortgage recording or transfer taxes, (5) any taxes or assessments attributable to any sign attached to, or located on, the Building or the land or (6) any similar taxes imposed on Landlord, the holder of any underlying mortgage or the lessor under any underlying lease; and

(c) A management fee of $0.48 per square foot for the first 5 years of the Lease term, with an increase of 15% commencing on the 5th anniversary as provided in paragraph 4.1 (b), and any extensions as provided in paragraph 43.

8.2 Tenant's Proportionate Share of Common Area Expenses for any calendar year, part of which falls within the term of this Lease and part of which does not, shall be appropriately prorated.

8.3 If at any time during the term of this Lease the method or scope of taxation prevailing at the commencement of the lease term shall be altered, Tenant's Proportionate Share of such substituted tax or imposition shall be payable and discharged by the Tenant in the manner required pursuant to the law which shall authorize such change.

8.4 Tenant shall at all times, at its own cost and expense, carry sufficient "All Risk" property insurance on a replacement cost basis to avoid any coinsurance penalties in applicable policies on all of Tenant's furniture, furnishings, fixtures, machinery, equipment and installations as well as on any alterations or improvements made to the Leased Premises by Tenant at its own cost and expense subsequent to the Commencement Date. Such coverage is to include property undergoing additions and alterations, and shall cover the value of equipment and supplies awaiting installations. On an annual basis, Tenant shall furnish Landlord with certificates of the existence of such insurance. Tenant covenants and agrees that it will, at its sole cost and expense, carry liability insurance covering the Leased Premises in the minimum amount of $2,000,000.00 per accident for 1 person, $3,000,000.00 per accident for 2 or more persons, and a minimum amount of $500,000.00 for property damage. Tenant shall add Landlord as an additional insured on such policy and will furnish Landlord with a certificate of said liability insurance prior to the Commencement Date and annually thereafter. The certificate

shall contain a clause that the policy will not be canceled except on 10 days' written notice to Landlord.

8.5 The parties covenant and agree that the insurance policies required to be furnished in accordance with the terms and conditions of this Lease, or in connection with insurance policies which they obtain insuring such insurable interest as Landlord or Tenant may have in its own properties, whether personal or real, shall expressly waive any right of subrogation on the part of the insurer against the Landlord or Tenant. Landlord and Tenant each waives all right of recovery against the other, its agents or employees for any loss, damage or injury of any nature whatsoever to property or person for which the waiving party is required by this Lease to carry insurance.

9. SIGNS

Landlord will provide a sign monument listing all of the tenants in the Building. At its sole expense Tenant shall have the right to install on the interior doors at the Leased Premises, only such signs as are required by Tenant for the purpose of identifying the Tenant.

10. ASSIGNMENT AND SUBLETTING

10.1 Except as otherwise set forth herein, Tenant may assign or sublet the Leased Premises with Landlord's consent, which consent shall not be unreasonably withheld or delayed. Tenant may not assign or sublet the Leased Premises to an existing tenant in the Office Park or assign or sublease any space in the Office Park from another tenant, without Landlord's consent, which consent shall be within the sole discretion of Landlord. When Tenant desires to assign the Lease or sublet the Leased Premises, Tenant shall advise the Landlord in writing of its desire to assign or sublease and Landlord shall have 30 days from receipt of such notice to notify Tenant whether it rejects or consents to the assignment or sublease. Landlord shall also have the option to elect to re-capture the Leased Premises and terminate the Lease if Tenant attempts to sublease or assign more than 50% of the Leased Premises. If Landlord elects to recapture the Leased Premises, Tenant shall surrender the Leased Premises no later than 90 days after Landlord's written notice of its election to recapture. In the event that Landlord objects to a proposed assignment or sublease, Landlord's response shall state in sufficient detail the reason or reasons for Landlord's objection.

10.2 Landlord's consent shall not be required and the Landlord's right to recapture shall not apply if Tenant assigns or subleases the Leased Premises to (i) a parent, (ii) a subsidiary, (iii) an affiliate, (iv) a company controlling, controlled by or under common control with Tenant, (v) a company into which Tenant is merged or with which Tenant is consolidated, or (vi) the purchaser of all or substantially all of the assets of Tenant.

10.3 In connection with any permitted assignment or subletting, (i) the Tenant shall pay monthly to the Landlord an increment in rent received by Tenant per square foot over the Rent then in effect during the year of the assignment or subletting, which payment shall be made monthly together with the required Rent hereunder; and (ii) if Tenant receives any consideration or value for such assignment or subletting, Landlord shall be paid an increment of such consideration or value within 10 days after receipt of the same by Tenant. The increment of rent and consideration to be paid to Landlord shall be in proportion to the amount of the cost of the Tenant Improvements paid by Landlord. For instance, if Landlord pays for 25% of the cost of the Tenant Improvements, it shall receive 25% of any excess rent or consideration received by Tenant. As a condition hereunder, Tenant warrants and represents to Landlord that it will furnish to Landlord a copy of all pertinent documents with respect to any such assignment or subletting so as to establish Tenant's obligation to Landlord hereunder.

10.4 In the event of any assignment or subletting permitted by Landlord, the Tenant shall remain and be directly and primarily responsible for payment and performance of the Lease obligations, and Landlord reserves the right, at all times, to require and demand that Tenant pay and perform the terms and conditions of this Lease. In the case of a complete recapture, Tenant shall be released from all further liability with respect to the recaptured space. No such assignment or subletting shall be made to any tenant who shall occupy the Leased Premises for any use other than that which is permitted to Tenant, or for any use which may be deemed inappropriate for the Building or extra hazardous, or which would in any way violate applicable laws, ordinances or rules and regulations of governmental boards and bodies having jurisdiction.

11. <u>FIRE AND CASUALTY</u>

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11.1 In case of any damage to or destruction of any portion of the Building of which the Leased Premises is a part by fire or other casualty occurring during the term of this Lease (or prior thereto), which shall render 1/3 or more of the floor area of the Leased Premises or the Building untenantable or unfit for occupancy, or the Leased Premises or its designated parking area become inaccessible, which damage cannot be repaired within 180 days from the happening of such casualty, using reasonable diligence (such event being called a "Total Destruction"), then the term hereby created shall, at the option of Landlord or Tenant, upon written notice to the other within 30 days of such fire or casualty, cease and become null and void from the date of such Total Destruction. In such event Tenant shall immediately surrender the Leased Premises to Landlord and this Lease shall terminate. Tenant shall only be obligated to pay Rent to the time of such Total Destruction. However, in the event of Total Destruction if neither Landlord nor Tenant shall elect not to cancel this Lease within such 30-day period, Landlord shall repair and restore the Building to substantially the same condition as it was prior to the damage or destruction, with reasonable speed and dispatch. The Rent shall not accrue during the period after said damage or while the repairs and restorations are being made, but shall recommence immediately after the Leased Premises are substantially restored as evidenced by the issuance of a CO/CA by municipal authorities. In any case where Landlord must restore, consideration shall be given for delays under the Force Majeure paragraph in this Lease. Whether or not this Lease has been terminated as a result of a casualty, in every instance, all insurance proceeds payable as a result of damage or destruction to the Building shall be paid to Landlord as its sole and exclusive property. Tenant shall be entitled to receive all insurance proceeds payable as a result of damage or destruction to its fixtures, furnishings, equipment, inventory and personal property.

11.2 In the event of any other casualty which shall not be classified as a Total Destruction, or its designated parking area becomes inaccessible, Landlord shall repair and restore the Building and the Leased Premises to substantially the same condition as they were prior to the damage or destruction, with reasonable speed and dispatch but no later than 12 weeks from the date of such damage or destruction. The Rent shall abate or shall be equitably apportioned as to any portion of the Leased Premises which shall be unfit for Tenant's use or enjoyment thereof, or which cannot be used or accessed by Tenant for the conduct of its

business. The Rent shall recommence immediately upon substantial restoration of the Leased Premises, as evidenced by the issuance of a CO/CA by municipal authorities.

11.3 In the event of any casualty caused by an event which is not covered by Landlord's insurance policy, Landlord may elect to treat the casualty as though it had insurance or it may terminate the Lease. If it treats the casualty as though it had insurance then the provisions of this paragraph shall apply. The Landlord shall serve a written notice upon the Tenant within 15 days of the casualty specifying the election which it chooses to make.

11.4 In the event Landlord rebuilds, Tenant agrees, at its cost and expense, to forthwith remove any and all of its equipment, fixtures, stock and personal property in order to permit Landlord to expedite the construction. Tenant shall assume at its sole risk the responsibility for damage to or security of such fixtures and equipment in the event that any portion of the Building area has been damaged and is not secure.

12. COMPLIANCE WITH LAWS, RULES AND REGULATIONS

12.1 (a) Tenant agrees that upon acceptance and occupancy of the Leased Premises, it will, at its own cost and expense, comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Municipal governments arising from the operations of Tenant at the Leased Premises. Tenant also agrees that it will not commit any nuisance or excessive noise, and will dispose of all garbage and waste in connection with its operations so as to avoid unreasonable emissions of dirt, fumes, odors or debris.

(b) Tenant agrees, at its own cost and expense, to comply with such regulations or requests as may be required by the fire or liability insurance carriers providing insurance for the Leased Premises, and the Board of Fire Underwriters, in connection with Tenant's use and occupancy of the Leased Premises.

12.2 In case Tenant shall fail to comply with all material provisions of the aforesaid statutes, ordinances, rules, orders, regulations and requirements then Landlord may, after 15 days' written notice (except for emergency repairs, which may be made immediately), enter the Leased Premises and take any reasonable actions to comply with them, at the cost and expense of Tenant. The reasonable cost thereof shall be added to the next month's rent and shall be due and payable as such (but in no event shall such amount be payable sooner than 20 days

after such event), or Landlord may deduct the same from the balance of any sum remaining in Landlord's hands. This provision is in addition to Landlord's other rights and remedies that it may have under this Lease as a result of Tenant's default. However, in the event that all necessary repairs are made by Tenant, the initial failure to comply with the aforesaid laws and regulations shall not constitute an event of default.

12.3 Tenant expressly covenants and agrees to indemnify, defend and save the Landlord harmless against any claim, damage, liability, cost, penalties, or fines which the Landlord may suffer as a result of air, ground or water pollution caused by Tenant in its use of the Leased Premises. Tenant covenants and agrees to notify Landlord immediately of any claim or notice served upon it with respect to any claim that Tenant is causing air, ground or water pollution; and Tenant shall take immediate steps to halt, remedy or cure any pollution of air, ground or water caused by Tenant by its use of the Leased Premises.

12.4 Tenant expressly covenants and agrees to fully comply with the provisions of the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K-6, et seq.) "ISRA", and its regulations, prior to the termination of the Lease or at any time that any action of Tenant triggers the applicability of ISRA. In particular, Tenant agrees that it shall comply with the provisions of ISRA in the event of any "closing, terminating or transferring" of Tenant's operations, as defined by and in accordance with the regulations. In the event evidence of such compliance is not delivered to the Landlord prior to surrender of the Leased Premises by the Tenant to the Landlord, it is understood and agreed that the Tenant shall be liable to pay to the Landlord an amount equal to two times the Base Rent then in effect, together with all applicable Additional Rent from the date of such surrender until such time as evidence of compliance with ISRA has been delivered to the Landlord, and together with any costs and expenses incurred by Landlord in enforcing Tenant's obligations under this paragraph. Evidence of compliance, as used herein, shall mean a "letter of non-applicability" issued by the New Jersey Department of Environmental Protection ("NJDEP"), an approved "negative declaration" or a "remediation action plan" which has been fully implemented and approved by NJDEP, or other document evidencing compliance as may then be prescribed by applicable regulations. Evidence of compliance shall be delivered to Landlord, together with copies of all submissions made to the NJDEP, including all environmental reports, test results and other supporting documentation. In addition to the above,

Tenant agrees that it shall cooperate with Landlord at Landlord's cost and expense in the event ISRA is applicable to any portion of the property of which the Leased Premises are a part. In such case, Tenant agrees that it shall fully cooperate with Landlord in connection with any information or documentation which may be requested by the NJDEP. In the event that any remediation of the Building and its land is required in connection with the conduct by Tenant of its business at the Leased Premises, Tenant expressly covenants and agrees that it shall be responsible for the cost of that portion of the remediation which is solely attributable to Tenant's operation. Tenant hereby represents and warrants that its North American Industrial Classification System Code is 541700 and that Tenant shall not generate, manufacture, refine, transport, treat, store, handle or dispose of "hazardous substances" as the same are defined under ISRA and the regulations promulgated pursuant thereto, except in strict compliance with all governmental rules, regulations and procedures. Tenant hereby agrees that it shall promptly inform Landlord of any change in its NAISC number and obtain Landlord's consent for any change in the nature of the business to be conducted in the Leased Premises. The within covenants shall survive the expiration or earlier termination of the term of the Lease.

12.5 (a) Tenant and its employees and agents shall conduct, and cause to be conducted, all operations and activities related to the permitted uses at the Leased Premises in compliance with, and shall comply in all other respects applicable to the Leased Premises with, all applicable present and future federal, state, municipal and other governmental statutes, ordinances, regulations, orders, directives and other requirements, as all such may be amended from time to time, and all present and future requirements of common law, concerning the environment, including, without limitation, those relating to the generation, use, handling, treatment, storage, transportation, release, emission, disposal, remediation or presence of any material, substance, liquid, effluent or product ("Hazardous Substances").

(b) Notwithstanding anything in the preceding subsection which may be construed to the contrary, Tenant shall not be responsible for any environmental conditions on the Building or land, or in the Office Complex, which were (i) released, discharged, disposed, or emitted prior to the Commencement Date, (ii) identified in any environmental report either conducted by or in the possession of Landlord prior to Substantial Completion, or (iii) caused by

Initial: Landlord ___
Tenant ___

any entity other than Tenant, its agents, employees contractors or invitees, regardless of whether such environmental conditions are discovered after Substantial Completion.

(c) Landlord represents that to the best of its knowledge, with inspection, that as of the Commencement Date there will be no hazardous materials in, on, under or about the Office Park for which any remediation is required. Landlord expressly covenants and agrees to indemnify, defend and save the Tenant harmless against any claim, damage, liability, cost, penalties, or fines which Tenant may suffer as a result of air, ground or water pollution caused by any other party in, or relating to, the Office Park. With regard to any environmental conditions for which Landlord is obligated to indemnify Tenant pursuant to this Lease, the parties acknowledge that the method by which Landlord shall provide such indemnification to Tenant shall be limited to the following: (i) any proceeds of any pollution legal liability insurance, provided however, Landlord shall be responsible for payment of any deductible or self-insured retention required by such pollution legal liability policy and (ii) the value of the Leased Premises

13. <u>INSPECTION BY LANDLORD</u>

Tenant agrees that Landlord shall have the right to enter into the Leased Premises at all reasonable hours for the purpose of examining the same upon reasonable advance notice of not less than 24 hours (except in the event of emergency), with Tenant's representative present, or to make such repairs as are necessary, subject to applicable governmental rules and regulations applicable to laboratories and Gmp manufacturing. Any repair shall not unduly interfere with Tenant's use of the Leased Premises.

14. <u>DEFAULT BY TENANT</u>

14.1 Each of the following shall be deemed a default by Tenant and a breach of this Lease:

(a) (1) filing of a petition by Tenant for adjudication as a bankrupt, or for reorganization, or for an arrangement under any federal or state statute, except in a Chapter 11 Bankruptcy where the Rent stipulated herein is being paid and the terms of the Lease are being complied with;

(2) dissolution or liquidation of Tenant;

(3) appointment of a permanent receiver or a permanent trustee of all or substantially all of the property of Tenant, if such appointment shall not be vacated within 90 days, provided the Rent stipulated herein is being paid and the terms of the Lease are being complied with, during said 90 day period;

(4) taking possession of the property of Tenant by a governmental officer or agency pursuant to statutory authority for dissolution, rehabilitation, reorganization or liquidation of Tenant if such taking of possession shall not be vacated within 90 days, provided the Rent stipulated herein is being paid and the terms of the Lease are being complied with, during said 90 day period;

(5) making by Tenant of an assignment for the benefit of creditors;

(6) abandonment, desertion or vacation of the Leased Premises by the Tenant for a period of more than 60 consecutive days; and

(7) failure of the Tenant to move into or take possession of the Leased Premises within 60 days of the Commencement Date.

(b) Default in the payment of (i) Base Rent herein reserved or any part thereof, which continues for 10 days after demand therefore, or (ii) Additional Rent herein reserved or any part thereof, which continues for 10 days after demand therefore.

(c) A default in the performance of any other covenant or condition which this Lease requires Tenant to perform, for a period of 30 days after written notice thereof. However, no default on the part of Tenant shall be deemed to exist if it diligently commences efforts to rectify same and Landlord is indemnified against loss or liability arising from the default.

14.2 In the event of any default set forth above and Tenant has failed to cure with the time periods described, Landlord may serve written notice upon Tenant electing to terminate this Lease upon a specified date not less than 30 days after the date of serving such notice and this Lease shall then expire on the date so specified as if that date had been originally fixed as the expiration date of the term herein granted.

14.3 In case this Lease shall be terminated due to Tenant's default as set forth above, Landlord or its agents may, immediately or any time thereafter, re-enter and resume possession of the Leased Premises or such part thereof, and remove all persons and property

Initial: Landlord ___
Tenant ___

therefrom, either by summary proceedings or a suitable action or proceeding at law, without being liable for any damages therefor. No re-entry by Landlord shall be deemed an acceptance of a surrender of this Lease. However, if Tenant is in default and vacates the Leased Premises, or is dispossessed, and fails to remove any property, machinery, equipment and fixtures or other property within 30 days of the date Landlord sends a written notice to the last known address of Tenant, then the property, machinery, equipment and fixtures or other property left at the Leased Premises shall, at the option of Landlord, be conclusively presumed to be abandoned and may be disposed of by Landlord without accounting to Tenant for any of the proceeds, or Landlord may remove such property and charge the reasonable cost and expense of removal and storage to Tenant before disposing of such property. Tenant shall be liable for any damage which it causes in the removal of said property from the Leased Premises.

14.4 In case this Lease shall be terminated, due to Tenant's default as set forth above, Landlord may relet the whole or any portion of the Leased Premises for any period equal to or greater or less than the remainder of the then current term, for any sum which it may deem reasonable, to any tenant which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate. Landlord shall have an affirmative obligation to relet the Leased Premises and mitigate its damages. In connection with any such lease Landlord may make such changes in the character of the improvements on the Leased Premises as Landlord may determine to be appropriate or helpful in effecting such lease and may grant concessions or free rent. Landlord shall make reasonable efforts to relet the Leased Premises. Landlord shall not in any event be required to pay Tenant any sums received by Landlord on such reletting of the Leased Premises.

14.5 In the event this Lease is terminated due to Tenant's default as set forth above, and whether or not the Leased Premises be relet, Landlord shall be entitled to recover from Tenant all Rent due and all expenses, including reasonable counsel fees, incurred by Landlord in recovering possession of the Leased Premises, and all reasonable costs and charges for the care of the Leased Premises while vacant, which damages shall be due at such time as they are incurred by Landlord; and all other damages set forth in this Paragraph 14 and in Paragraph 15, but not in duplication of any damages under this Section 14.5. Without any previous notice or demand, separate actions may be maintained by Landlord against Tenant from

time to time to recover any damages which have become due and payable to the Landlord without waiting until the end of the term.

15. LIABILITY OF TENANT FOR DEFICIENCY

In the event this Lease is terminated by reason of:

(a) a default of the terms or conditions of this Lease by Tenant and the re-entry of the Landlord as permitted herein; or

(b) by the ejectment of Tenant by summary proceedings or other judicial proceedings; or

(c) after the abandonment of the Leased Premises by the Tenant,

it is hereby agreed that Tenant shall remain liable to pay in monthly payments the Rent and any other charges which shall accrue. Tenant expressly agrees to pay Landlord's damages for such breach of this Lease, such amount being the difference between the Rent reserved herein and the rent received, if any, by Landlord, during the remainder of the unexpired term.

16. NOTICES

All written communication and notices required by this Lease shall be in writing and given either by certified or registered mail, return receipt requested, or overnight courier, or personal delivery with receipt, at the address set forth on the first page of this Lease, and/or such other place as the parties may designate in writing.

17. NON-WAIVER

The failure of either party to insist upon the strict performance of any of the terms of this Lease, or to exercise any option contained herein, shall not be construed as a waiver of any such term. Acceptance by either party of performance of anything required by this Lease to be performed, with the knowledge of the breach of any term of this Lease, shall not be deemed a waiver of such breach, nor in the case of Landlord, shall acceptance of Rent in a lesser amount than is due (regardless of any endorsement on any check, or any statement in any letter accompanying any payment of Rent) be construed either as an accord and satisfaction or in any manner other than as payment on account of the earliest Rent then unpaid by Tenant. No waiver by either party of any term of this Lease shall be deemed to have been made unless expressed in writing and signed by such party.

Initial: Landlord ___
Tenant ___

18. RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS

Tenant may not make alterations, additions or improvements to the Leased Premises, or change the door locks or window coverings, or in any way alter access to the Leased Premises without the consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord agrees to review any alterations, additions, or improvements proposed by Tenant within 10 days of receipt of plans and specifications, and advise Tenant of its decision. Any rejection by Landlord shall state in sufficient detail the reasons for such rejection. Any approval given is not intended to subject the Landlord's property to liability under any lien law. Tenant shall be responsible for obtaining at its own cost and expense all licenses, permits and approvals that may be required by any governmental entity having jurisdiction over the approved alterations, additions and/or improvements. Tenant shall furnish to Landlord as-built drawings of any alterations, additions or improvements which are made. Notwithstanding the foregoing, Tenant shall be permitted to make non-structural interior cosmetic alterations, without the necessity of Landlord's prior approval.

19. NON-LIABILITY OF LANDLORD

Tenant agrees to assume all risk of damage to its property, equipment and fixtures occurring in or about the Leased Premises, whatever the cause of such damage or casualty.

20. RESERVATION OF EASEMENT

Landlord shall have the right to enter on the Leased Premises at reasonable times during business hours and upon at least 24 hours notice, with Tenant's representative present, in order to install, at its own cost and expense, any utility lines and services in connection therewith as may be required by Landlord so long as such installation does not interfere with Tenant's use or occupancy of the Leased Premises nor reduce the rentable square footage of the Leased Premises. It is understood and agreed that if such work as may be required by Landlord requires any interior installation, or displaces any exterior paving or landscaping, Landlord shall at its own cost and expense, restore such items, to substantially the same condition as they were before such work. Landlord covenants that the foregoing work shall not interfere with the normal operation of Tenant's business. Notwithstanding the foregoing, any pipes, ducts, utility lines, conduits or equipment shall be in locations which will not interfere, other than to a *de minimis* extent, with respect to the functioning of the Leased Premises. Landlord agrees that any such

repairs, replacements or improvements affecting the Leased Premises shall be performed in a good and workmanlike manner and shall not materially reduce the usable square foot area of the Leased Premises. Landlord shall endeavor to use locations other than the Leased Premises for overnight storage or equipment and supplies used for work performed in areas of the building other than the Leased Premises.

21. STATEMENT OF ACCEPTANCE

Upon the delivery of the Leased Premises to Tenant both parties covenant and agree that it will furnish to the other party a statement which shall set forth the Commencement Date and the amount of the Base Rent.

22. FORCE MAJEURE

Except for the obligation of Tenant to pay Rent and other charges, the period of time during which the Landlord or Tenant is prevented from performing any act required to be performed under this Lease by reason of fire, catastrophe, strikes, lockouts, civil commotion, weather conditions, acts of God, government prohibitions or preemptions or embargoes, inability to obtain material or labor by reason of governmental regulations, the act or default of the other party, or other events beyond the reasonable control of Landlord or Tenant, as the case may be, shall be added to the time for performance of such act.

23. STATEMENTS BY LANDLORD AND TENANT

Landlord and Tenant agree at any time and from time to time upon not less than 10 days' prior notice from the other to execute, acknowledge and deliver to the party requesting same, a statement in writing, certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that to the best of its knowledge, it is not in default (or if claimed to be in default, stating the amount and nature of the default) and specifying the dates to which the Rent and other charges have been paid in advance.

24. CONDEMNATION

24.1 If due to condemnation, (i) more than 15% of (A) the floor area of the Leased Premises, or (B) any loading dock dedicated to Tenant's use is taken, or the Leased Premises is rendered untenantable, or (ii) more than 25% of the parking area or access to the

Initial: Landlord ___
Tenant ___

Leased Premises is taken (excluding front, side and rear set back areas) and, in the opinion of either Landlord or Tenant, said taking unreasonably or unduly interferes with the use or enjoyment of the Leased Premises, the term of the Lease shall terminate from the date when the authority exercising the power of eminent domain takes or interferes with the use of the Property. Tenant shall be responsible for the payment of Rent until the time of surrender. In any event, no part of Landlord's condemnation award shall be claimed by Tenant. Without diminishing Landlord's award, Tenant shall have the right to make a claim against the condemning authority for such independent claim which it may have, including (i) the value of property owned by Tenant, (ii) any moving expenses incurred by Tenant as a result of such condemnation and (iii) any other separate claim which Tenant may hereafter be permitted to make; *provided, h*owever, that such separate claim shall not reduce the amount of Landlord's award..

24.2 In the event of any partial taking which would not be cause for termination of the Lease, or in the event of any taking in excess of the percentages provided above and Tenant retains the balance of the Leased Premises remaining after such taking, then the Rent shall abate in an amount appropriate to the relationship such property prior to the taking to the property which shall remain after the condemnation. Landlord shall, to the extent permitted by applicable law and as the same may be practicable, promptly make such repairs and alterations in order to restore the Building and/or improvements to a usable condition to the extent of any condemnation award received by Landlord.

25. <u>LANDLORD'S REMEDIES</u>

25.1 The rights and remedies given to the Landlord in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others.

25.2 In addition to any other legal remedies for violation or breach of this Lease by Tenant or by anyone holding or claiming under Tenant such violation or breach shall be restrainable by injunction at the suit of Landlord.

25.3 No receipt of money by Landlord from any receiver, trustee or custodian or debtors in possession shall reinstate, or extend the term of this Lease or affect any notice theretofore given to Tenant, or to any such receiver, trustee, custodian or debtor in possession, or operate as a waiver or estoppel of the right of Landlord to recover possession of the Leased

Premises for any of the causes therein enumerated by any lawful remedy; and the failure of Landlord to enforce any covenant or condition by reason of its breach by Tenant shall not be deemed to void or affect the right of Landlord to enforce the same covenant or condition on the occasion of any subsequent default or breach.

26. QUIET ENJOYMENT

So long as this Lease shall be in full force and effect, Tenant upon paying the Rent and performing the covenants and conditions contained in this Lease, beyond applicable grace and notice periods may peaceably and quietly have, hold and enjoy the Leased Premises, during the Lease term from and against anyone claiming by, through or under Landlord.

27. SURRENDER OF PREMISES

On the last day of the Lease term, Tenant shall quit and surrender the Leased Premises in good and orderly condition and repair (reasonable wear and tear, and damage by fire or other casualty and condemnation excepted) and shall deliver and surrender the Leased Premises to Landlord peaceably, together with all Tenant Improvements. Landlord reserves the right, however, to require Tenant at its cost and expense to remove any alterations or improvements installed by Tenant (other than the Tenant Improvements), and restore the Leased Premises to its original state, normal wear and tear excepted. Prior to the expiration of the Lease term, Tenant shall remove all of its tangible property, fixtures and equipment from the Leased Premises. Removable machinery, fixtures and equipment installed by Tenant shall all be considered Tenant's property and shall be removed. Benches, hoods and other similar equipment, which is permanently attached shall remain a part of the Leased Premises. All property not removed by Tenant shall be deemed abandoned by Tenant, and Landlord reserves the right to charge the reasonable cost of such removal and disposal to Tenant. If the Leased Premises are not surrendered at the end of the Lease term, and Landlord has not previously signed a lease with another tenant for all, or a portion of, the Leased Premises, Tenant shall be liable for double rent under NJSA 2A:42-6,2A:42-6. If the Leased Premises are not surrendered at the end of the Lease term, and Landlord has previously signed a lease with another tenant or tenants for all, or a portion of, the Leased Premises, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Leased Premises, including,

Initial: Landlord ___
Tenant ___

without limitation any claims made by the succeeding tenant or tenants founded on the delay, and any loss of income suffered by Landlord. These covenants shall survive the termination of the Lease.

28. INDEMNITY

Anything in this Lease to the contrary notwithstanding, and without limiting the Tenant's obligation to provide insurance hereunder, Tenant covenants and agrees that it will indemnify, defend and save harmless Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation reasonable attorneys' fees, which may be imposed upon or incurred by Landlord by reason of any of the following occurring during the term of this Lease:

(a) Any matter, cause or thing arising out of Tenant's use, occupancy, control or management of the Leased Premises and any part thereof.

(b) Any negligence on the part of Tenant or any of its agents, employees, or licensees, arising in or about the Leased Premises.

(c) Any failure on the part of Tenant to perform or comply with any of its covenants, agreements, terms or conditions contained in this Lease Beyond applicable grace and notice periods.

Subject to the provisions of paragraph 19, the foregoing shall not require indemnity by Tenant in the event of damage or injury occasioned by the negligence or willful acts of commission or omission of Landlord, its officers, partners, contractors, agents, servants or employees.

Landlord shall promptly notify Tenant of any such claim asserted against it and shall promptly send to Tenant copies of all papers or legal process served upon it in connection with any action or proceeding brought against Landlord.

Landlord covenants and agrees that it will indemnify, defend and save harmless Tenant against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation reasonable attorneys' fees, which may be imposed upon or incurred by Tenant by reason of the gross negligence or willful acts of commission or omission of Landlord, its officers, partners, contractors, agents, servants or employees.

29. BIND AND CONSTRUE CLAUSE

The terms, covenants and conditions of this Lease shall be binding upon, and inure to the benefit of, each of the parties hereto and their respective heirs, successors and assigns. If any one of the provisions of this Lease shall be held to be invalid by a court of competent jurisdiction, such adjudication shall not affect the validity or enforceability of the remaining portions of this Lease. The parties each acknowledge to the other that this Lease has been drafted by both parties, after consultation with their attorneys, and in the event of any dispute, the provisions are not to be interpreted against either party as the drafter of the Lease.

30. INCLUSIONS

The neuter gender when used herein, shall include all persons and corporations, and words used in the singular shall include words in the plural where the text of the instrument so requires.

31. DEFINITION OF TERM "LANDLORD"

When the term "Landlord" is used in this Lease it shall be construed to mean and include only the entity which is the owner of title to the Building or Office Park, as the case may be. Upon the transfer by Landlord of the title, Landlord shall advise Tenant in writing of the name of Landlord's transferee. In such event, Landlord shall be automatically freed and relieved from and after the date of such transfer of title of all personal liability with respect to the performance of any of the covenants and obligations on the part of Landlord herein contained to be performed, provided any such transfer and conveyance by Landlord is expressly subject to the assumption by the transferee of the obligations of Landlord hereunder.

32. COVENANTS OF FURTHER ASSURANCES

If, in connection with obtaining financing for the improvements on the Leased Premises, the mortgage lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or refuse its consent thereto, provided that such modifications do not in Tenant's reasonable judgment increase the obligations of Tenant hereunder, diminish Tenant's rights hereunder, or adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Leased Premises.

33. COVENANT AGAINST LIENS

Tenant agrees that it shall not encumber, or permit to be encumbered, the Leased Premises or the fee thereof by any lien, charge or encumbrance, and Tenant shall have no authority to mortgage or hypothecate this Lease in any way whatsoever. Any violation of this Paragraph shall be considered a breach of this Lease. Notwithstanding the foregoing, Landlord hereby acknowledges that Tenant may obtain equipment or inventory financing and Landlord hereby agrees to execute such reasonable documentation as may be required by such entity providing such financing and to waive any and all rights to any such items that may be financed by Tenant in connection therewith.

34. SUBORDINATION

This Lease shall be subject and subordinate at all times to the lien of any mortgages or ground leases or other encumbrances now or hereafter placed on the land , Building and Leased Premises without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. However, Tenant agrees to execute such further documents evidencing the subordination of the Lease to the lien of any mortgage or ground lease as shall be desired by Landlord within 5 days. Tenant Landlord represents and warrants that as of the Commencement Date, the only superior mortgage affecting the land on which the Leased Premises is located to which this Lease is subordinate is a construction loan with Amboy National Bank. Landlord is obligated to obtain from the current lender and from any future mortgage holder a non-disturbance agreement.

35. EXCULPATION OF LANDLORD

Neither Landlord nor its principals shall have any personal obligation for the payment of any indebtedness or for the performance of any obligation under this Lease. The performance of Landlord's obligations expressed herein may be enforced only against the Building and land of which the Leased Premises are a part, and the rents, issues, profits and sale or disposition proceeds thereof. Tenant agrees that no deficiency judgment or other judgment for money damages shall be entered by it against Landlord or its principals personally in any action.

36. NET RENT

It is the intent of Landlord and Tenant that this Lease shall yield, net to Landlord, the Base Rent specified and all Additional Rent and charges in each month during the term of the

Lease, and that all costs, expenses and obligations of every kind relating to the Leased Premises shall be paid by Tenant, unless expressly assumed by Landlord.

37. SECURITY

No security deposit shall be required.

38. BROKERAGE

The parties mutually represent to each other that no broker negotiated and consummated the within transaction, and that neither party dealt with any broker in connection with the Lease. In the event either party violates this representation, it shall indemnify, defend and hold the other party harmless from all claims and damages.

39. LATE CHARGES

In addition to any other remedy, a late charge of 1-1/2% per month, retroactive to the date Rent was due, shall be due and payable, without notice from Landlord, on any portion of Rent or other charges not paid within 5 days of the due date.

40. PRESS RELEASES

Landlord shall have the right to announce the execution of this Lease, the parties hereto, and the real estate brokers involved (if any) in such press releases as Landlord shall deem advisable, but no other information. In addition, Tenant shall permit Landlord to use its name and photographs of the Leased Premises (all photographs being subject to Tenant's prior consent) in Landlord's marketing brochures and materials, and Tenant agrees to reasonably cooperate with Landlord in such regard, but at no cost or expense to Tenant.

41. WAIVER OF JURY TRIAL

Landlord and Tenant both irrevocably waive a trial by jury in any action or proceeding between them or their successors or assigns arising out of this Lease or any of its provisions, or Tenant's use or occupancy of the Leased Premises.

42. LAWS OF NEW JERSEY

Without regard to principles of conflicts of laws, the validity, interpretation, performance and enforcement of this Lease shall be governed by and construed in accordance with the laws of the State of New Jersey. The sole and exclusive venue for any dispute between the parties shall be in Middlesex County, New Jersey.

Initial: Landlord ___
Tenant ___

43. OPTION TO RENEW

Tenant shall have the right to renew this Lease for an additional ten (10) years upon written notice to Landlord given one hundred and eighty (180) days prior to the initial expiration of this Lease upon the same terms and conditions as set forth herein, except that there shall be a 15% increase on the Base Rent then in effect, during the first five (5) years of the renewal term, and an additional 15% increase of the Base Rent during the last five (5) years of the renewal term.

44. GOVERNMENTAL INCENTIVES

Tenant intends to apply with the New Jersey Ecenomic Development Authority for a Business Employment Incentive Program (BEIP) grant. Landlord agrees to cooperate with Tenant with regard to its application. This Lease is not effective unless and until the BEIP grant is approved. Any such incentives or benefits that are awarded shall accrue to the Tenant and the Landlord shall have no right to receive any portion thereof.

IN WITNESS WHEREOF, the parties hereto have executed this document on the date first above written.

Cedar Brook East Corporate Center, L.P., by its general partner, Corporate 130, Inc.

Date: Jun 20 06

By: ______________________
A. Joseph Stern, President

Cornerstone Pharmaceuticals, Inc.

Date: 6/1/06

By: ______________________
Tenant

Initial: Landlord ____
Tenant ____

LEASE AGREEMENT

BY AND BETWEEN:

Cedar Brook East Corporate Center, L.P.

"Landlord"

- and -

Cornerstone Pharmaceuticals, Inc.

"Tenant"

PREMISES: 1 Duncan Drive
Cranbury, NJ 08512

DATED: June 1, 2006

Initial: Landlord ___
Tenant ___

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